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                                                                      EXHIBIT 3b




                          AMENDED AND RESTATED BY-LAWS


                                       OF


                                THE GEON COMPANY



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                                TABLE OF CONTENTS


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                                                                                                    Page
ARTICLE 1.  STOCKHOLDERS......................................................................         1

         Section 2.   Annual Meeting..........................................................         1
         Section 3.   Special Meetings........................................................         1
         Section 4.   Notice of Meetings......................................................         1
         Section 5.   Quorum and Adjournment..................................................         2
         Section 6.   Organization of Meetings................................................         2
         Section 7.   Voting .................................................................         2
         Section 8.   Inspectors of Election..................................................         3
         Section 9.   Action by Consent.......................................................         3
         Section 10.  Introduction of Business at a Meeting
                               of Stockholders................................................         3


ARTICLE 11.  CAPITAL STOCK ...................................................................         6

         Section 12.  Certificates............................................................         6
         Section 13.  Transfer................................................................         7
         Section 14.  Record Dates............................................................         7
         Section 15.  Lost Certificates.......................................................         7


ARTICLE 16.  DIRECTORS.......................................................................8

         Section 17.  Responsibilities........................................................         8
         Section 18.  Number and Term.........................................................         8
         Section 19.  Quorum .................................................................         8
         Section 20.  Vacancies...............................................................         8
         Section 21.  Nomination of Directors.................................................         8
         Section 22.  Meetings................................................................         9
         Section 23.  Notice .................................................................         9
         Section 24.  Committees..............................................................         9
         Section 25.  Action by Consent.......................................................         10
         Section 26.  Compensation............................................................         10
         Section 27.  Removal.................................................................         10
         Section 28.  Traveling Expenses......................................................         10


ARTICLE 29.  OFFICERS......................................................................11

         Section 30.  Titles and Election.....................................................         11
         Section 31.  Terms of Office.........................................................         11
         Section 32.  Removal.................................................................         11
         Section 33.  Resignations............................................................         11
         Section 34.  Vacancies...............................................................         11
         Section 35.  Chairman of the Board...................................................         11
         Section 36.  Vice Chairman of the Board..............................................         11
         Section 37.  President...............................................................         12
         Section 38.  Chief Executive Officer.................................................         12
         Section 39.  Vice-President..........................................................         12
         Section 40.  Secretary...............................................................         13
         Section 41.  Treasurer...............................................................         13
         Section 42.  Duties of Officers may be Delegated.....................................         13


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
ARTICLE 43.  INDEMNIFICATION..................................................................         13

         Section 44.  Actions by Others.......................................................         13
         Section 45.  Actions by or in the Right of the
                               Corporation....................................................         14
         Section 46.  Successful Defense......................................................         15
         Section 47.  Specific Authorization..................................................         15
         Section 48.  Advance of Expenses.....................................................         15
         Section 49.  Right of Indemnity not Exclusive........................................         16
         Section 50.  Insurance...............................................................         16
         Section 51.  Preclusion..............................................................         17
         Section 51.  Right of Indemnity not Exclusive........................................         17
         Section 52.  Insurance...............................................................         17
         Section 53.  Invalidity of any Provisions of
                               this Article...................................................         17
         Section 54.  Definitions.............................................................         17
         Section 55.  Notice .................................................................         20


ARTICLE 56.  WAIVER OF NOTICE.................................................................         20

         Section 57.  Waiver of Notice........................................................         20


ARTICLE 58.  CHECKS, NOTES, ETC...............................................................         20
         Section 59.  Checks, Notes, Etc......................................................         20


ARTICLE 60.  MISCELLANEOUS PROVISIONS.........................................................         21

         Section 61.  Offices.................................................................         21
         Section 62.  Fiscal Year.............................................................         21
         Section 63.  Corporate Seal..........................................................         21
         Section 64.  Books  .................................................................         21
         Section 65.  Voting of Stock.........................................................         21


 ARTICLE 66.  AMENDMENTS......................................................................         22

         Section 67.  Amendments..............................................................         22


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                                     BY-LAWS

                                       OF

                                THE GEON COMPANY


                                  Article 68.

                                  STOCKHOLDERS

                  Section 69. Annual Meeting. The annual meeting of the stockholders of the Corporation, for the election of Directors and for the transaction of such other business as may properly come before the meeting, shall be held either within or without the State of Delaware, at such place as the Board of Directors may designate in the call or in a waiver of notice thereof, on such date as the Directors may determine from time to time each year beginning with the year 1994 (or if such day be a legal holiday, then on the next succeeding day not a holiday). The Board of Directors acting by resolution may postpone and reschedule any previously scheduled annual meeting of stockholders.

                  Section 70. Special Meetings. Special meetings of the stockholders may be called by the Chief Executive Officer or by the Board of Directors, pursuant to a resolution adopted by a majority of the total number of directors which the Board of Directors would have if there were no vacancies (the "Whole Board"), at such times and at such place either within or without the State of Delaware as may be stated in the call or in a waiver of notice thereof.

                  Section 71. Notice of Meetings. Notice of the time, place and purpose of every meeting of stockholders shall be delivered personally or mailed not less than ten (10) days nor more than sixty (60) days before the date fixed for such meeting to each stockholder of record entitled to vote, at his post office address appearing upon the records of the Corporation or at such other address as shall be furnished in writing by him to the corporation for such purpose. Such further notice shall be given as may be required by law or by these By-Laws. Any meeting may be held without notice if all stockholders entitled to vote are present, in person or by proxy, of if notice is waived in writing, either before or after the meeting, by those not present. Any special meeting of the stockholders may be cancelled by resolution of the Whole Board upon public notice given prior to the date previously scheduled for such meeting of the stockholders.

                  Section 72. Quorum and Adjournment. At all meetings of stockholders, annual or special, other than meetings a quorum at which is fixed by statute, and except as otherwise provided by these By-Laws, in order to constitute a quorum there shall be present, either in person or by proxy, the holders of record of at least a majority of the shares of the stock of the Corporation, issued and outstanding and entitled to vote at such meeting. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of holders of a sufficient number of shares such that less than a quorum remains. The chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is a quorum present. No notice of the time and place of adjourned meetings need be given except as required by law.

                  Section 73. Organization of Meetings. Meetings of the stockholders shall be presided by the Chairman of the Board, if there be one, or if he is not present by the President, or if he is not present, by a chairman to be chosen at the meeting. The Secretary of the Corporation, or in the Secretary of the Corporation's absence an Assistant Secretary, shall act as Secretary of the meeting, if present.



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                  Section 74. Voting. Except as otherwise provided by statute or the Certificate of Incorporation, each stockholder of record entitled to vote shall be entitled at every meeting of stockholders to one vote, either in person or by proxy executed in writing by the stockholder or by the stockholder's duly authorized attorney, for each share of such stock standing in his name on the records of the Corporation. Elections of directors shall be determined by a plurality of the votes cast and, except as otherwise provided by statute, the Certificate of Incorporation, or these By-Laws, all other action shall be determined by a majority of the votes cast at such meeting.

                  At all elections of directors, the voting shall be by ballot or in such other manner as may be determined by the stockholders present in person or by proxy entitled to vote at such election. With respect to any other matter presented to the stockholders for their consideration at a meeting, any stockholder entitled to vote may, on any question, demand a vote by ballot.

                  A complete list of the stockholders entitled to vote at each such meeting, arranged in alphabetical order, with the address of each, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to the examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  Section 75. Inspectors of Election. The Board of Directors prior to any meeting of stockholders shall appoint two Inspectors of Election to act at the meeting or any adjournment thereof. In the event of the failure of the Board of Directors to make such appointment or if any Inspector of Election shall for any reason fail to attend and to act at such meeting, the chairman of the meeting shall appoint one or more Inspectors of Election. Each Inspector of Election, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of Inspector of Election at such meeting with strict impartiality and according to the best of his ability. If appointed, Inspectors of Election shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

                  Section 76. Action by Consent. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, with or without prior notice and with or without a vote, only if, prior to such action, a written consent or consents thereto, setting forth such action, is signed by the holders of record of all of the shares of the stock of the Corporation, issued and outstanding and entitled to vote thereon.

                  Section 77. Introduction of Business at a Meeting of Stockholders.

                   78. Annual Meetings of Stockholders.

                  a) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of the stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving notice provided for in this By-Law, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 9.



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                  b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 9, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty
         (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, the name, age, principal occupations and employment during the past five years, name and principal business of any corporation or other organization in which such occupations and employment were carried on, a brief description of any arrangement or understanding between such person and any other person(s) (naming such person(s)) pursuant to which he was or is to be selected as a nominee, and the written consent of such person(s) to serve as a director if elected;
         (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, of such beneficial owner and any other stockholders believed by such stockholder to be supporting such nominee(s) or other business and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder, such beneficial owner and any other stockholders believed by such stockholder to be supporting such nominee(s) or other business.

                  c) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 9 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 9 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary as the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

                  1. Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 9, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 9. In the event the Corporation calls a special meeting of stockholders for the purpose



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of electing one or more directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this Section 9 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

                  d) General. Only such persons who are nominated in accordance with the procedures set forth in this Section 9 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this
         Section 9 and, if any proposed nomination or business is not in compliance with this Section 9 of these By-Laws, to declare that such defective proposal shall be disregarded.

                  e) For purposes of this Section 9, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor provisions.

                  f) Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9. Nothing in this Section 9 shall be deemed to affect any rights of stockholders to request inclusion of a proposal in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any similar provision).


                                     Article

                                  CAPITAL STOCK

                  Section 2. Certificates. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. Certificates of stock shall be numbered and registered in the order in which they are issued and shall be signed by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President or a Vice-President and by the Secretary or Treasurer or by an Assistant Secretary or an Assistant Treasurer, and sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if: (i) the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee, or (ii) the shares are listed on a registered national security exchange. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate because of death, resignation or otherwise, before such certificate or certificates, shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or



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signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

                  Section 3. Transfer. The shares of stock of the Corporation shall be transferred only upon the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

                  Section 4. Record Dates. Unless otherwise provided by statute or by the Certificate of Incorporation, the Board of Directors may fix in advance a date, not less than ten nor more than sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the distribution or allotment of any rights, or the date when any change, conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to receive any distribution or allotment of such rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such distribution or allotment or rights or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                  Section 5. Lost Certificates. In the event that any certificate of stock is lost, stolen, destroyed or mutilated, the Board of Directors may authorize the issuance of a new certificate of the same tenor and for the same number of shares in lieu thereof. The Board of Directors may in its discretion, before the issuance of such new certificate, require the owner of the lost, stolen, destroyed or mutilated certificate, or the legal representative of the owner to make an affidavit or affirmation setting forth such facts as to the loss, destruction or mutilation as it deems necessary, and to give the Corporation a bond in such reasonable sum as it directs to indemnify the Corporation.


         Article 6.

                                    DIRECTORS

                  Section 7. Responsibilities. The business of the Corporation shall be managed under the direction of the Board of Directors.

                  Section 8. Number and Term. The Board of Directors of the Corporation shall consist of not less than three (3) nor more than twenty-one
(21) persons as determined by the Board of Directors from time to time. The number of directors may be changed by a resolution passed by a majority of the Whole Board or by a vote of the holders of record of at least a majority of the shares of stock of the Corporation, issued and outstanding and entitled to vote. No decrease in the Board shall shorten the term of any incumbent Director.

                  Section 9. Quorum. At any meetings of the Board of Directors, regular or special, a majority of the members of the Board of Directors then holding office (but not less than one-third of the total number of directors nor less than two directors) shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.



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                  Section 10. Vacancies. Whenever any vacancy shall have
occurred in the Board of Directors, by reason of death, resignation, or otherwise, other than removal of a director with or without cause by a vote of the stockholders, it shall be filled by a majority vote of the remaining directors, though less than a quorum (except as otherwise provided by law), and the person so chosen shall hold office until the next annual election and until his or her successor is duly elected and has qualified.

                  Section 11. Nomination of Directors. The Board of Directors, in recommending nominees for election by the stockholders to the Board of Directors and in electing members to fill vacancies occurring in the Board of Directors, will not nominate an individual for election at an annual meeting who, prior to such annual meeting, will attain age 70, and to fill a vacancy will not elect an individual who has attained age 70; provided, however, that the provisions of this Section 5 may be waived with respect to any nominee by a majority of the Directors, excluding such nominee, if such nominee is then a Director.

                  Section 12. Meetings. Meetings of the Board of Directors shall be held at such place either within or without the State of Delaware, as may from time to time be fixed by resolution of the Board, or as may be specified is the call or in a waiver of notice thereof. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board, except that a regular meeting of the Board of Directors shall be held following the adjournment of and on the same date as the annual meeting of stockholders and at such meeting the Board may elect or appoint officers of the Corporation. Special meetings of the Board of Directors may be called by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer or the President. The Secretary shall call Special Meetings of the Board of Directors when requested in writing so to do by any three members thereof.

                  Any one or more members of the Board of Directors or any Committee of the Board of Directors may participate in a meeting of the Board of Directors or such Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                  Section 13. Notice. Notice of any special meeting of the Board of Directors may be served not less than two days before the date and time fixed for such meeting, by oral, written or electronic communication stating the time, place and purpose thereof or if by mail not less than three days before the date fixed for such meeting. Any oral notice may be given to each member of the Board of Directors at his or her office or his or address as it appears on the books of the Corporation, whether or not the director is present personally to receive it. Any written or electronic notice shall be addressed to each member of the Board of Directors at his or her office or his or her address as it appears on the books of the Corporation. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting was held. Notice need not be given of regular meetings of the Board. Any meeting may be held without notice, if all directors are present, or if notice is waived in writing, either before or after the meeting, by those not present.

                  Section 14. Committees. The Board of Directors may, in its discretion, by resolution passed by a majority of the Whole Board, designate from among its members one or more committees which shall consist of two or more directors. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Such committees shall exercise such powers and duties as shall be



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conferred or authorized by the resolution appointing them or as the Board from time to time may prescribe. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board shall have power at any time to change the membership of any such committee, to fill vacancies in it, or to dissolve it.

                  Section 15. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent or consents thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent or consents is filed with the minutes of proceedings of the Board or committee.

                  Section 16. Compensation. The Board of Directors may determine, from time to time, the amount of compensation which shall be paid to its members. The Board of Directors shall also have power, in its discretion, to allow a fixed sum and expenses for attendance at each regular or special meeting of the Board, or of any committee of the Board; in addition the Board of Directors shall also have power, in its discretion, to provide for and pay to directors rendering services to the Corporation not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board from time to time.

                  Section 17. Removal. Any one or more of the directors of the Corporation may be removed at any time, with or without cause, by a vote of the holders of record of at least a majority of the shares of stock of the Corporation, issued and outstanding and entitled to vote. The term of the director or directors who shall have been so removed, shall thereupon terminate and there shall be a vacancy or vacancies in the Board of Directors, to be filled as provided in these By-Laws.

                  Section 18. Traveling Expenses. A Director attending any meeting of the Board of Directors shall be allowed any proper expenses incurred in attending such meeting.


         Article 19.

                                    OFFICERS

                  Section 20. Titles and Election. The Board of Directors may elect from its number a Chairman of the Board and one or more Vice Chairmen of the Board and shall elect a President and may elect one or more Vice-Presidents, a Secretary, a Treasurer, and a Controller, and may appoint such other officers as it may deem appropriate. All officers shall serve during the pleasure of the Board. The Board of Directors may create such other offices as it may determine and appoint officers to fill such offices, fill vacancies in any office, delegate to one or more officers any of the duties of any officer or officers, and prescribe the duties of any officers. Any number of offices may be held by the same person.

                  Section 21. Terms of Office. The officer shall hold office until their successors are chosen and qualify.

                  Section 22. Removal. Any officer may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the Board of Directors.

                  Section 23. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the Secretary. Such resignation shall



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

take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 24. Vacancies. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the directors may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred.

                  Section 25. Chairman of the Board. The Chairman of the Board, if there be one, shall preside at all meetings of stockholders, of the Board of Directors and shall have such other authority and perform such other duties as are prescribed by these By-Laws and by the Board of Directors.

                  Section 26. Vice Chairman of the Board. Each Vice Chairman of the Board, if he or she is not the Chief Executive Officer, shall have such authority and perform such duties as may be prescribed by these By-Laws and the Chief Executive Officer. A Vice Chairman of the Board, if he or she is the Chief Executive Officer, shall have such authority and perform such duties as are prescribed by these By-Laws and by the Board of Directors. The Vice Chairman of the Board (or, if there be more than one, the Vice Chairman of the Board in the order designated by the Board of Directors), in the absence or disability of the Chairman of the Board and the President, shall preside at all meetings of the stockholders, of the Board of Directors and, unless there is a different Chairman of the Executive Committee, of the Executive Committee.

                  Section 27. President. The President, if he or she is not the Chief Executive Officer, shall have such authority and perform such duties as may be prescribed by these By-Laws and the Chief Executive Officer. The President, if he or she is the Chief Executive Officer, shall have such authority and perform such duties as are prescribed by these By-Laws and by the Board of Directors. The President, in the absence or disability of the Chairman of the Board or any Vice Chairman, shall preside at all meetings of the stockholders and of the Board of Directors.

                  Section 28. Chief Executive Officer. The Board of Directors shall designate the Chairman of the Board, a Vice Chairman of the Board, or the President as Chief Executive Officer. Such Chief Executive Officer shall have the general management and control of the affairs and business of the Corporation, subject to the Board of Directors. Subject to action by the Board of Directors, he or she may appoint and discharge agents and employees and fix their compensation; and he or she shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall have the power to execute bonds, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties as are incident to his or her office or as from time to time may be assigned to him by the Board of Directors or which are or may at any time be authorized or required by law.

                  In the absence or disability of the officer designated as Chief Executive Officer, one of the other aforementioned officers (Chairman of the Board, Vice Chairman of the Board, or President), as determined by the Board of Directors, shall perform any and all of the duties of the Chief Executive Officer. Subject to limitations or procedures established by the Board of Directors, the Chief Executive Officer may delegate from time to time his or her authority to act.

                  Section 29. Vice-President. Each Vice-President shall have the powers and duties incident to that office and shall have such other powers and duties as are prescribed by the By-Laws and from time to time by the Chief Executive Officer.

                  Section 30. Secretary. The Secretary shall be ex-officio Secretary of the Board of Directors and, unless otherwise determined by the Committees, of all standing Committees. He or she shall keep the minutes of all meetings of the stockholders, the Board of Directors and of all standing Committees and attend to serving and giving all notices of the Corporation. He or shall have the charge of the corporate seal, the stock certificate books and such other books, records, and papers as the Board of Directors may direct, cause to be kept a stock record containing the names alphabetically arranged of all persons who are stockholders of the Corporation, showing their place of residence, the number of shares of stock held by them respectively, the time when they respectively became owners thereof, and the amount paid thereon and shall perform such other duties as may be incident to his or her office.

                  Section 31. Treasurer. The Treasurer shall keep or cause to be kept full and accurate accounts of all receipts and disbursements in books belonging to the Corporation, and shall have the care and custody of all funds and securities of the Corporation and deposit such funds in the name of the Corporation in such bank or banks as the Board of Directors or the Chief Executive Officer may authorize. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the Chief Executive Officer, taking proper vouchers for such disbursements, and shall render to the Board of Directors an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation as such is required from time to time; and he or she shall perform such other duties as are prescribed by these By-Laws and as are incident to his or her office.

                  Section 32. Duties of Officers may be Delegated. In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.


                                   Article 33.
                                 INDEMNIFICATION

                  Section 34. Actions by Others. The Corporation (1) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or an officer of the Corporation and (2) except as otherwise required by Section 3 of this Article V, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  Section 35. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, and the Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

                  Section 36. Successful Defense. To the extent that a person who is or was a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or Section 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  Section 37. Right to Indemnification. The right to indemnification conferred in this Article V shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such expenses to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such payment or payments of expenses from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article V or otherwise.

                  Section 38. Specific Authorization. To obtain indemnification under this Article V, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Any indemnification under Section 1 or Section 2 of this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made by (a) the stockholders, (b) the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors, or (c) (1) even if such quorum is not obtainable, if a quorum of Disinterested Directors so directs or (2) if a Change of Control shall have occurred, by an Independent Counsel in a written opinion, which Independent Counsel shall be selected by a majority vote of a quorum of Disinterested Directors or, if a Change of Control shall have occurred, by the claimant. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

                  Section 39. Suit Against Corporation. If a claim under Section 1 or 2 of this Article V is not paid in full by the Corporation within 30 days after a written claim pursuant to Section 5 of this Article V has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware or this Article V for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware or this Article V, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  Section 40. Corporation Bound. If a determination shall have been made pursuant to Section 5 of this Article V that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 6 of this Article V.

                  Section 41. Preclusion. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 6 of this Article V that the procedures and presumptions of this Article V are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article V.

                  Section 42. Right of Indemnity not Exclusive. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Section 43. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of or participant in another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article, Section 145 of the General Corporation Law of the State of Delaware or otherwise.

                  Section 44. Invalidity of any Provisions of this Article. The invalidity or unenforceability of any provision of this Article V shall not affect the validity or enforceability of the remaining provisions of this
Article V, and, to the fullest extent possible, such provisions of this Article V (including, without limitation, each such portion of any Section of this Article V containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                  Section 45. Definitions. For purposes of this Article V:

                  (A)      "Change of Control" means:

                           (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Corporation where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this paragraph
         (1), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Corporation,
         (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of paragraph (3) below; provided, further, that if any Person's beneficial ownership of the Outstanding Corporation Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Corporation, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Corporation Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board (as defined below) determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the Outstanding Corporation Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) less than 20% of the Outstanding Corporation Voting Securities, then no Change of Control shall have occurred as a result of such Person's acquisition; or

                           (2) individuals who, as of August 1, 1996, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to August 1, 1996, whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, except that, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors shall not be considered a member of the Incumbent Board; or

                           (3) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the

         Corporation or the acquisition of assets of another corporation ("Business Combination"); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

                        (4) approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

                  (B) "Disinterested Director" means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

                  (C) "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this Article V.

                  Section 46. Notice. Any notice, request or other communication required or permitted to be given to the Corporation under this Article V shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.


                                   Article 47.

                                WAIVER OF NOTICE

                  Section 48. Waiver of Notice. Whenever under the provisions of these By-Laws or of the General Corporation Law of the State of Delaware, the Board of Directors or any Committee is authorized to take any action after notice or after lapse of a prescribed period of time, such action may be taken without notice and without the lapse of any period of time, if such action be authorized or approved and the requirements waived by each member entitled to notice. Such authorized or approval and such waiver shall be filed with the Secretary of the Corporation.

                                   Article 49.

                               CHECKS, NOTES, ETC.

                  Section 50. Checks, Notes, Etc. Subject to limitations or procedures established by the Board of Directors, all checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, may be signed by the Chief Executive Officer or the Treasurer and may also be signed by such other officer or officers, agent or agents, in the manner authorized from time to time by the Board of Directors.


                                   Article 51.

                            MISCELLANEOUS PROVISIONS

                  Section 52. Offices. The registered office of the Corporation shall be located at the office of United States Corporation Company, in the City of Dover, County of Kent, in the State of Delaware and said Company shall be the registered agent of this Corporation in charge thereof. The Corporation may have other offices either within or without the State of Delaware at such places as shall be determined from time to time by the Board of Directors or as the business of the Corporation may require.

                  Section 53. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

                  Section 54. Corporate Seal. The seal of the Corporation shall be circular in form and contain the name of the Corporation, and the year and state of its incorporation. Such seal may be altered from time to time at the discretion of the Board of Directors.

                  Section 55. Books. There shall be kept at such office of the Corporation as the Board of Directors shall determine, within or without the State of Delaware, correct books and records of account of all its business and transactions, minutes of the proceedings of its stockholders, Board of Directors and committees, and the stock book, containing the names and addresses of the stockholders, the number of shares of stock held by them, respectively, and the dates when they respectively became the owners of record thereof, and in which the transfer of stock shall be registered, and such other books and records as the Board of Directors may from time to time determine.

                  Section 56. Voting of Stock. Unless otherwise specifically authorized by the Board of Directors, all stock owned by the Corporation, other than stock of the Corporation, shall be voted, in person or by proxy, by any officer of the Corporation on behalf of the Corporation.


         Article 57.

                                   AMENDMENTS

                  Section 58. Amendments. The vote of the holders of at least a majority of the shares of stock of the Corporation, issued and outstanding and entitled to vote, shall be necessary at any meeting of stockholders to amend or repeal these By-Laws or to adopt new by-laws. These By-Laws may also be amended or repealed, or new by-laws adopted, at any meeting of the Board of Directors by the vote of at least a majority of the Whole Board; provided that any by-law adopted by the Board may be amended or repealed by the stockholders in the manner set forth above.

                  Any proposal to amend or repeal these By-Laws or to adopt new by-laws shall be stated in the notice of the meeting of the Board of Directors or the stockholders, or in the waiver of notice thereof, as the case may be, unless all of the directors or the holders of record of all of the shares of stock of the Corporation, issued and outstanding and entitled to vote, are present at such meeting.



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